EXHIBIT I

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to shares of common stock, par value $0.0001 per share, of Landsea Homes Corporation and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned being duly authorized, have executed this Joint Filing Agreement this 16th day of June, 2022.

Level Field Capital, LLC

By: Level Field Partners, LLC, its Managing Member

By: Level Field Management, LLC, its Managing Member

By:	/s/ Elias Farhat
Name: Elias Farhat
Title: Member

Level Field Partners, LLC

By: Level Field Management, LLC, its Managing Member

By:	/s/ Elias Farhat
Name: Elias Farhat
Title: Member

Level Field Management, LLC, its Managing Member

By:	/s/ Elias Farhat
Name: Elias Farhat
Title: Member

/s/ Djemi Traboulsi
Djemi Traboulsi

/s/ Elias Farhat
Elias Farhat